Exhibit 99.1

MPG OFFICE TRUST REPORTS
FIRST QUARTER 2012 FINANCIAL RESULTS

LOS ANGELES, April 30, 2012 – MPG Office Trust, Inc. (NYSE: MPG), a Southern California-focused real estate investment trust, today reported results for the quarter ended March 31, 2012.

Significant First Quarter Events

•	We had $212.8 million of cash as of March 31, 2012 (excluding restricted cash related to mortgages in default), of which $166.7 million was unrestricted and $46.1 million was restricted.

•
On February 2, 2012, trustee sales were held with respect to 700 North Central and 801 North Brand as part of cooperative foreclosure proceedings. As a result of the foreclosures, we were relieved of the obligation to repay the $27.5 million mortgage loan secured by 700 North Central and the $75.5 million mortgage loan secured by 801 North Brand as well as accrued contractual and default interest on both loans. In addition, we received a general release of claims under the loan documents pursuant to our previous in-place agreements with the special servicer.

•	On March 23, 2012, Two California Plaza was placed in receivership pursuant to a written stipulation with the special servicer.

•	On March 30, 2012, the transactions announced on October 31, 2011 between the Company, Charter Hall Office REIT and affiliates of Beacon Capital Partners, LLC were completed.

At the closing of the transactions, the Company, together with Charter Hall Office REIT, sold its interests in Wells Fargo Center, located in Denver, Colorado, and San Diego Tech Center, located in San Diego, California, to Beacon Capital. In addition, the Company sold its development rights and an adjacent land parcel at San Diego Tech Center to Beacon Capital and received a payment in consideration for terminating its right to receive certain fees from the joint venture following the closing date. We received net proceeds from these transactions totaling approximately $45 million, which will be used for general corporate purposes.

The Company has entered into a new joint venture agreement with Beacon Capital. Under this agreement, the joint venture will continue to own One California Plaza, located in Downtown Los Angeles, Cerritos Corporate Center, located in Cerritos, California, and Stadium Gateway, located in Anaheim, California (which is currently under contract for sale, subject to customary closing conditions). The new joint venture agreement provides for a three-year lockout period, during which time neither partner will have the right to exercise the marketing rights under the new joint venture agreement. The Company continues to maintain a 20% interest in the joint venture.

Subsequent Events

•
On April 10, 2012, Glendale Center was placed in receivership pursuant to a written agreement with the special servicer that provides for a cooperative foreclosure and a general release of claims under the loan document at the conclusion of the foreclosure process. The special servicer has commenced foreclosure proceedings.

•
On April 19, 2012, we disposed of Brea Corporate Place and Brea Financial Commons pursuant to a deed-in-lieu of foreclosure agreement. As a result, we were relieved of the obligation to repay the $109.0 million mortgage loan secured by these properties. In addition, we received a general release of claims under the loan document.

First Quarter 2012 Financial Results
Net income available to common stockholders for the quarter ended March 31, 2012 was $5.2 million, or $0.10 per share, compared to a net loss available to common stockholders of ($39.5) million, or $(0.81) per share, for the quarter ended March 31, 2011.

Our share of Funds from Operations (FFO) available to common stockholders for the quarter ended March 31, 2012 was $10.7 million, or $0.21 per diluted share, compared to ($13.5) million, or $(0.28) per share, for the quarter ended March 31, 2011. Our share of FFO before specified items was $9.0 million, or $0.17 per diluted share, for the quarter ended March 31, 2012 as compared to $(3.1) million, or $(0.06) per share, for the quarter ended March 31, 2011.

As of March 31, 2012, our office portfolio (excluding Properties in Default) was comprised of whole or partial interests in 12 office properties totaling approximately 9 million net rentable square feet, and on- and off-site structured parking plus surface parking totaling approximately 4 million square feet, which accommodates approximately 14,000 vehicles.

We will host a conference call and audio webcast, both open to the general public, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time) on Tuesday, May 1, 2012, to discuss the financial results of the first quarter and provide a company update. The conference call can be accessed by dialing (866) 394-8461 (Domestic) or (706) 758-3042 (International), ID number 75260764. The live conference call can be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com. Our Supplemental Operating and Financial Data package is available at the Investor Relations section of our website, located at www.mpgoffice.com under “Financial Reports–Quarterly & Other Reports.”

A replay of the conference call will be available approximately two hours following the call through May 4, 2012. To access this replay, dial (855) 859-2056 (Domestic) or (404) 537-3406 (International). The required passcode for the replay is ID number 75260764. The replay can also be accessed via audio webcast at the Investor Relations section of our website, located at www.mpgoffice.com, or through Thomson Reuters at www.earnings.com.

About MPG Office Trust, Inc.
MPG Office Trust, Inc. is the largest owner and operator of Class A office properties in the Los Angeles Central Business District. MPG Office Trust, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing and financing. For more information on MPG Office Trust, visit our website at www.mpgoffice.com.

Business Risks
This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: risks associated with our liquidity situation, including our failure to obtain additional capital or extend or refinance debt maturities; risks associated with our failure to reduce our significant level of indebtedness; risks associated with the timing and consequences of loan defaults and non-core asset dispositions; risks associated with our loan modification and asset disposition efforts, including potential tax ramifications; risks associated with our ability to dispose of properties with potential value above the debt, if and when we decide to do so, at prices or terms set by or acceptable to us; general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases at favorable rates, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the continued disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with joint ventures; risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and potential liability for uninsured losses and environmental contamination.

For a further list and description of such risks and uncertainties, see our Annual Report on Form 10-K filed on March 15, 2012 with the Securities and Exchange Commission. The Company does not update forward-looking statements and disclaims any intention or obligation to update or revise them, whether as a result of new information, future events or otherwise.

CONTACT:	MPG Office Trust, Inc.
Peggy Moretti
Executive Vice President, Investor and Public Relations
(213) 613-4558

MPG OFFICE TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Investments in real estate	$2,467,034	$2,586,980
Less: accumulated depreciation	(650,022)	(659,408)
Investments in real estate, net	1,817,012	1,927,572

Cash and cash equivalents	166,749	117,969
Restricted cash	67,761	74,387
Rents and other receivables, net	3,606	4,796
Deferred rents	54,020	54,663
Deferred leasing costs and value of in-place leases, net	67,481	71,696
Deferred loan costs, net	8,157	10,056
Other assets	9,312	7,252
Assets associated with real estate held for sale	4,723	14,000
Total assets	$2,198,821	$2,282,391

LIABILITIES AND DEFICIT
Liabilities:
Mortgage loans	$2,943,023	$3,045,995
Accounts payable and other liabilities	141,335	140,212
Excess distributions received from unconsolidated joint venture	6,576	—
Acquired below-market leases, net	21,243	24,110
Total liabilities	3,112,177	3,210,317

Deficit:
Stockholders’ Deficit:
7.625% Series A Cumulative Redeemable Preferred Stock, $0.01 par value, $25.00 liquidation preference, 50,000,000 shares authorized; 9,730,370 shares issued and outstanding as of March 31, 2012 and December 31, 2011	97	97
Common stock, $0.01 par value, 100,000,000 shares authorized; 50,754,943 and 50,752,941 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	508	508
Additional paid-in capital	703,880	703,436
Accumulated deficit and dividends	(1,495,473)	(1,504,759)
Accumulated other comprehensive loss	(11,918)	(15,166)
Total stockholders’ deficit	(802,906)	(815,884)
Noncontrolling Interests:
Accumulated deficit and dividends	(116,869)	(118,049)
Accumulated other comprehensive income	6,419	6,007
Total noncontrolling interests	(110,450)	(112,042)
Total deficit	(913,356)	(927,926)
Total liabilities and deficit	$2,198,821	$2,282,391

MPG OFFICE TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31, 2012	March 31, 2011
Revenue:
Rental	$45,135	$49,041
Tenant reimbursements	19,094	20,529
Parking	8,675	8,593
Management, leasing and development services	1,156	999
Interest and other	13,937	168
Total revenue	87,997	79,330

Expenses:
Rental property operating and maintenance	18,521	18,806
Real estate taxes	6,969	7,083
Parking	2,112	2,406
General and administrative	5,671	6,691
Other expense	1,404	1,762
Depreciation and amortization	21,703	23,731
Impairment of long-lived assets	2,121	—
Interest	53,314	48,028
Total expenses	111,815	108,507

Loss from continuing operations before equity in net income (loss) of unconsolidated joint venture	(23,818)	(29,177)
Equity in net income (loss) of unconsolidated joint venture	14,229	(312)
Loss from continuing operations	(9,589)	(29,489)

Discontinued Operations:
Income (loss) from discontinued operations before gains on settlement of debt and sale of real estate	1,727	(10,498)
Gains on settlement of debt	13,136	—
Gains on sale of real estate	5,192	—
Income (loss) from discontinued operations	20,055	(10,498)

Net income (loss)	10,466	(39,987)
Net (income) loss attributable to common units of our Operating Partnership	(657)	5,205
Net income (loss) attributable to MPG Office Trust, Inc.	9,809	(34,782)
Preferred stock dividends	(4,637)	(4,766)
Net income (loss) available to common stockholders	$5,172	$(39,548)

Basic income (loss) per common share:
Loss from continuing operations	$(0.25)	$(0.62)
Income (loss) from discontinued operations	0.35	(0.19)
Net income (loss) available to common stockholders per share	$0.10	$(0.81)

Weighted average number of common shares outstanding	51,048,621	49,016,989

Amounts attributable to MPG Office Trust, Inc.:
Loss from continuing operations	$(7,986)	$(25,505)
Income (loss) from discontinued operations	17,795	(9,277)
	$9,809	$(34,782)

MPG OFFICE TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

		For the Three Months Ended
		March 31, 2012	March 31, 2011
Reconciliation of net income (loss) available to common stockholders to funds from operations:
Net income (loss) available to common stockholders		$5,172	$(39,548)
Add:	Depreciation and amortization of real estate assets	22,035	27,787
	Depreciation and amortization of real estate assets – unconsolidated joint venture (a)	1,465	1,701
	Impairment writedown of depreciable real estate	2,121	—
	Impairment writedown of depreciable real estate – unconsolidated joint venture (a)	2,176	—
	Net income (loss) attributable to common units of our Operating Partnership	657	(5,205)
	Allocated (unallocated) losses – unconsolidated joint venture (a)	2,530	—
Deduct:	Gains on sale of real estate	5,192	—
	Gain of sale of real estate – unconsolidated joint venture (a)	18,958	—
Funds from operations available to common stockholders and unit holders (FFO) (b)		$12,006	$(15,265)
Company share of FFO (c)		$10,653	$(13,490)
FFO per share – basic		$0.21	$(0.28)
FFO per share – diluted		$0.21	$(0.28)
Weighted average number of common shares outstanding – basic		51,048,621	49,016,989
Weighted average number of common and common equivalent shares outstanding – diluted		51,758,710	49,016,989

Reconciliation of FFO to FFO before specified items: (d)
FFO available to common stockholders and unit holders		$12,006	$(15,265)
Add:	Default interest accrued on mortgages in default	10,540	10,078
	Writeoff of deferred financing costs related to mortgages in default	916	1,626
Deduct:	Gains on settlement of debt	13,136	—
	Gain from early extinguishment of debt, net – unconsolidated joint venture (a)	188	—
FFO before specified items		$10,138	$(3,561)
Company share of FFO before specified items (c)		$8,995	$(3,147)
FFO per share before specified items – basic		$0.18	$(0.06)
FFO per share before specified items – diluted		$0.17	$(0.06)
__________

(a)	Amount represents our 20% ownership interest in the joint venture.

(b)
Funds from operations, or FFO, is a widely recognized measure of REIT performance. We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT. The White Paper defines FFO as net income or loss (as computed in accordance with U.S. generally accepted accounting principles, or GAAP), excluding extraordinary items (as defined by GAAP), gains from disposition of depreciable real estate and impairment writedowns of depreciable real estate, plus real estate-related depreciation and amortization (including capitalized leasing costs and tenant allowances or improvements). Adjustments for the unconsolidated joint venture are calculated to reflect FFO on the same basis.

The amounts shown in the table above will not agree to those previously reported for the three months ended March 31, 2011 due to the recent clarifications by the U.S. Securities and Exchange Commission regarding NAREIT’s definition of FFO. In response to that clarification, we have amended our calculation of FFO to exclude impairment writedowns of depreciable real estate from all periods presented.

Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, impairment writedowns of depreciable real estate and gains from disposition of depreciable real estate, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other Equity REITs may not calculate FFO in accordance with the NAREIT White Paper and, accordingly, our FFO may not be comparable to such other Equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income or loss as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to meet our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flows from operating activities (as computed in accordance with GAAP).

(c)	Based on a weighted average interest in our Operating Partnership of approximately 88.7% and 88.4% for the three months ended March 31, 2012 and 2011, respectively.

(d)
Management also uses FFO before specified items as a supplemental performance measure because gains or losses from early extinguishment of debt, default interest and gains on settlement of debt create significant earnings volatility which in turn results in less comparability between reporting periods and less predictability regarding future earnings potential.

Losses from early extinguishment of debt represent costs to extinguish debt prior to the stated maturity and the writeoff of unamortized loan costs on the date of extinguishment, while gains from early extinguishment of debt result represent the writeoff of unamortized debt premium on the date of extinguishment. The decision to extinguish debt prior to its maturity generally results from (i) the early repayment of debt associated with properties disposed of or (ii) the restructuring or replacement of property-level financing to accommodate property dispositions. Consequently, management views these gains or losses as costs to complete the disposition of properties.

As of March 31, 2012, the mortgage loans on the following properties were in default: Stadium Towers Plaza and 500 Orange Tower in Central Orange County, Two California Plaza in downtown Los Angeles, and Glendale Center in Glendale. We are accruing interest on the defaulted mortgage loans at the default rate per the applicable loan agreements. We have excluded default interest accrued on mortgages in default as well as the writeoff of deferred financing costs related to the mortgage loans on these properties from the calculation of FFO before specified items since these charges are a direct result of management’s decision to dispose of property other than by sale. Management views these charges as costs to complete the disposition of the related properties.

Management excludes gains on settlement of debt from the calculation of FFO before specified items because they relate to the financial statement impact of decisions made to dispose of property. These types of gains create volatility in our earnings and make it difficult for investors to determine the funds generated by our ongoing business operations.